                              PURCHASE AGREEMENT
                                      AND
                              ESCROW INSTRUCTIONS




                                    between


                            LASALLE NATIONAL BANK,
                        A NATIONAL BANKING ASSOCIATION,
                 AS TRUSTEE UNDER THAT CERTAIN TRUST INDENTURE
                        DATED AS OF FEBRUARY 20, 1990,

                                  as Seller,



                                      and


                       TEMPE FAMILY GOLF CENTERS, INC.,
                            A DELAWARE CORPORATION,

                                   as Buyer



                                March ___, 1997

                               TABLE OF CONTENTS


1.       DEFINITIONS.........................................................1

2.       AGREEMENT TO PURCHASE AND SALE......................................3

         2.1.     THE PROPERTY...............................................3
         2.2.     EXCLUDED PROPERTY..........................................5

3.       PURCHASE PRICE AND RIGHT TO TERMINATE...............................5

         3.1.     AMOUNT AND PAYMENT.........................................5
         3.2.     EARNEST MONEY DEPOSIT......................................5
         3.3.     RIGHT TO TERMINATE.........................................6
         3.4.     PROMISSORY NOTE............................................6

4.       TITLE REPORT, ESCROW AND ESCROW INSTRUCTIONS........................6

         4.1.     TITLE REPORT...............................................6
         4.2.     ESCROW INSTRUCTIONS........................................7
         4.3.     INDEMNITY OF ESCROW AGENT..................................7
         4.4.     EFFECT OF FORM ESCROW INSTRUCTIONS.........................7

5.       LIQUOR LICENSE......................................................8

         5.1.     LIQUOR LICENSE.............................................8
         5.2.     PURPORTED LIEN ON LIQUOR LICENSE...........................8

6.       COMPLETION OF SALE..................................................8

         6.1.     PLACE AND DATE.............................................8
         6.2.     MANAGEMENT AGREEMENT.......................................9

7.       TITLE TO PROPERTY...................................................9

         7.1.     GOLF COURSE LEASE AND REAL PROPERTY........................9
         7.2.     PERSONAL PROPERTY..........................................9
         7.3.     CONTRACTS AND PERMITS......................................9
         7.4.     WATER RIGHTS AND LIQUOR LICENSE............................9

8.       REPRESENTATIONS AND WARRANTIES.....................................10

         8.1.     SELLER....................................................10
         8.2.     BUYER.....................................................12

9.       COVENANTS..........................................................12

         9.1.     SELLER....................................................12
         9.2.     BUYER.....................................................14

10.      CONDITIONS PRECEDENT...............................................15

         10.1.    SELLER....................................................15
         10.2.    BUYER.....................................................15

11.      CLOSING............................................................16

         11.1.    PROCEDURE.................................................16
         11.2.    POSSESSION................................................17
         11.3.    CLOSING COSTS.............................................18
         11.4.    PRORATIONS................................................18
         11.5.    ADJUSTMENTS...............................................18

12.      ASSIGNMENT.........................................................18

13.      CASUALTY DAMAGE, EMINENT DOMAIN AND RISK OF LOSS...................18

14.      GENERAL............................................................19

         14.1.    TIME OF ESSENCE; FORCE MAJEURE............................19
         14.2.    NOTICES...................................................19
         14.3.    GOVERNING LAW.............................................20
         14.4.    SURVIVAL..................................................20
         14.5.    CONSTRUCTION..............................................20
         14.6.    TERMS GENERALLY...........................................20
         14.7.    FURTHER ASSURANCES........................................20
         14.8.    PARTIAL INVALIDITY; SEVERABILITY..........................20
         14.9.    WAIVERS...................................................20
         14.10.   THIRD PARTY BENEFICIARIES.................................21
         14.11.   MISCELLANEOUS.............................................21



EXHIBIT "A"         -        The Land (Paragraph 2.1.2)
EXHIBIT "B"         -        The Personal Property (Paragraph 2.1.3)
EXHIBIT "C"                  Assignment of Golf Course Lease and Landlord
                             Consent and Estoppel (Paragraph 7.1)
EXHIBIT "D"         -        Permitted Title Exceptions (Paragraph 7.1)
EXHIBIT "E"         -        Bill of Sale for Personal Property (Paragraph 7.2)
EXHIBIT "F"         -        Assignment of Contracts and Permits (Paragraph
                               7.3)
EXHIBIT "G"                  Management Agreement (Paragraph 6.2)

                              PURCHASE AGREEMENT

                                      AND

                              ESCROW INSTRUCTIONS


         THIS AGREEMENT, is made as of March ___, 1997, by and between LASALLE NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, AS TRUSTEE UNDER THAT CERTAIN TRUST INDENTURE DATED AS OF FEBRUARY 20, 1990 ("SELLER"), and TEMPE FAMILY GOLF CENTERS, INC., A DELAWARE CORPORATION ("BUYER").

                             W I T N E S S E T H:

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the covenants set forth in this Agreement, Seller and Buyer agree as follows:

1.       DEFINITIONS.  As used herein, the following terms shall have the meanings indicated:


         1.1. "Close of Escrow" or "Closing" means the consummation of the purchase of the Property by Buyer from Seller in accordance with this Agreement.

         1.2. "Closing Date" means the date specified in PARAGRAPH 6.1 herein on which the Closing is to occur.

         1.3. "Contracts and Permits" means those instruments described in PARAGRAPH 2.1.4 herein.

         1.4. "Due Diligence Period" shall mean the period beginning upon Opening of Escrow and ending upon the earlier of (i) the conclusion of the fourteenth (14th) day after Opening of Escrow or (ii) Buyer's delivery of written notice to Seller, with a copy to Escrow Agent, of Buyer's waiver of its right to terminate this agreement as set forth in PARAGRAPH 3.3.

         1.5.     "Effective Date" shall mean March 1, 1997.

         1.6. "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and the Clean Water Act, 33 U.S.C. ss. 1251, et seq.

         1.7. "Escrow Agent" and "Title Insurer" shall be First American Title Insurance Company, a California corporation ("Escrow Agent"), whose address and phone numbers are 111 West Monroe, Phoenix, Arizona 85003, Attention Carol A. Peterson; 602-256-3701 (direct); 602-254-0872.

         1.8. "Golf Course Lease" means those certain instruments described in PARAGRAPH 2.1.1 herein.

         1.9. "Government Authority" means any and all courts, boards, agencies, commissions, offices, or authorities of any government unit (federal, state, county, district, municipal, city or otherwise).

         1.10. "Hazardous Substances" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

         1.11. "Land" means the real property described in PARAGRAPH 2.1.2 herein.

         1.12. "Liquor License" means that certain license described in PARAGRAPH 2.1.5 herein.

         1.13. "Liquor License Transfer" means those acts described in PARAGRAPH 5.1 herein.

         1.14. "Opening of Escrow" means the date on which Buyer and Seller have each executed and delivered two (2) counterpart copies of this Agreement to Escrow Agent, and such date shall be inserted by Escrow Agent on the last page hereof.

         1.15. "Permitted Exceptions" means those title exceptions described in PARAGRAPH 7.1 herein.

         1.16. "Property" means the property described in PARAGRAPH 2.1 herein.

         1.17. "Real Property" means all buildings, structures, improvements, machinery, fixtures and equipment affixed or attached to, or located at, the Land and all easements and rights appurtenant to such Land, as described in PARAGRAPH
                  2.1.2 herein.

         1.18. "Recorder's Office" means the official records of the Recorder's Office in Maricopa County, Arizona.

         1.19. "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

         1.20. "Tempe" means The City of Tempe, an Arizona municipal corporation.

         1.21.    "Title Company" means Escrow Agent.

         1.22. "Title Report" means a preliminary title report on the leasehold estate described in the Golf Course Lease, together with legible copies of all title exceptions referenced therein, prepared by Title Company and delivered to Buyer within ten (10) days after the Opening of Escrow.

Other defined terms shall have the meanings assigned to them in this Agreement.

2.       AGREEMENT TO PURCHASE AND SALE.

         2.1. The Property. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, "as is and where is," without recourse, warranty or representation other than as set forth in this agreement, under the terms set forth in this Agreement, all of the following property (collectively the "Property"):

                  2.1.1. All right, title and interest of Seller in the leasehold estate and related rights created by the following instruments (collectively, the "Golf Course Lease"):

                              2.1.1.1. That certain Agreement/Lease for the Construction, Development,
                                            Maintenance and Operation of a
                                            Public Golf Course in The Indian
                                            Bend Wash, dated February 11,
                                            1988, executed by Tempe and
                                            Michael Morley, a single man
                                            ("Morley"), as disclosed by, and
                                            attached as an exhibit to, that
                                            certain Memorandum of
                                            Agreement/Lease for Construction,
                                            Development, Construction
                                            Easement, and Operating Lease,
                                            dated February 8, 1990 and
                                            recorded February 21, 1990 in
                                            Instrument Number 90-077856 in the
                                            Recorder's Office;

                              2.1.1.2. The Assignment and Consent dated January 31, 1990 and recorded
                                            February 21, 1990 in Instrument
                                            Number 90-077855 in the Recorder's
                                            Office, executed by and among
                                            Morley, Indian Bend Limited
                                            Partnership (:Indian Bend"),
                                            LaSalle, and Tempe, whereby Morley
                                            assigned any and all of his right,
                                            title and interest in, to and
                                            under the Golf Course Lease to
                                            Indian Bend and Indian Bend
                                            accepted such assignment, which
                                            assignment was consented to by
                                            Tempe;

                              2.1.1.3.      That certain Certificate of
                                            Correction to Memorandum of
                                            Agreement/Lease for Construction,
                                            Development, Construction
                                            Easement, and Operating Lease
                                            recorded February 15, 1991 in
                                            Instrument Number 91-065532 in the
                                            Recorder's Office;

                              2.1.1.4.      That certain Memorandum of
                                            Commencement of Lease Under
                                            Agreement/Lease dated February 12,
                                            1991 and recorded February 20,
                                            1991 in Instrument Number
                                            91-068666;

                              2.1.1.5. That certain Assignment of Golf Course Lease dated February 4, 1997 and recorded February 5, 1997 in Instrument Number 97-0077091 in the Recorder's Office, executed by and among LaSalle and Lothar
                                            Goernitz, as chapter 11 trustee of
                                            Indian Bend Limited Partnership,
                                            Debtor in Case No. 96-12273
                                            PHX-RTB in the United States
                                            Bankruptcy Court for the District
                                            of Arizona, whereby said trustee
                                            assigned any and all of his right,
                                            title and interest in, to and
                                            under the Golf Course Lease to
                                            LaSalle and LaSalle accepted such
                                            assignment;

                  2.1.2. All of Seller's right, title and interest in and to all buildings, structures, improvements, machinery, fixtures and equipment affixed or attached to, or located at the real property comprising the leasehold estate of the Golf Course Lease, as more particularly described on EXHIBIT "A" attached hereto (the "Land"), and all easements and rights appurtenant to such Land, including, but not limited to, all applicable water rights (all such Land, buildings, structures, improvements, machinery, fixtures, equipment, easements and rights are collectively the "Real Property");

                  2.1.3. All of Seller's tangible and intangible personal property, which is located at or used in connection with the Real Property, as more particularly described on EXHIBIT "B" attached hereto (the "Personal Property");

                  2.1.4. All of Seller's interest in all (i) contracts, leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, warranties and guaranties arising out of, affecting, relating or appurtenant to the Golf Course Lease, the Personal Property and/or the Real Property, and (ii) all building permits, certificates of occupancy, and other certificates, permits, licenses and approvals arising out of, affecting, relating or appurtenant to the Golf Course Lease and/or the Real Property (collectively, the "Contracts and Permits"); and

                  2.1.5. All of Seller's right, title and interest in that certain Liquor License number 07070792 issued by the Arizona Department of Liquor Licenses and Control to the agent for Seller, as owner of such Liquor License (the "Liquor License").

2.2. Excluded Property. The Property does not include any of Seller's right, title or interest in any of the following property:

         2.2.1. Personal property of Seller that is not located on or at or used in connection with the Real Property;

         2.2.2. Cash, cash equivalents, bank deposits and negotiable instruments of Seller, including income of the Real Property received by Seller prior to the Effective Date; and

         2.2.3. Claims of Seller arising prior to the Effective Date against any third parties to recover money or property, including but not limited to, the right to collect notes payable to and accounts receivable of Seller and any claims of Seller against any former owner of the Property, or against any insider or affiliate thereof. Buyer acknowledges that Seller is currently pursuing one or more of such claims.

3.       PURCHASE PRICE AND RIGHT TO TERMINATE.

         3.1. Amount and Payment. The total purchase price for the Property shall be ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,750,000.00), subject to adjustment as provided in PARAGRAPHS 11.4 AND 11.5. At the Closing on the Closing Date, Buyer shall pay the total purchase price for the Property to Seller in cash in immediately available funds.

         3.2. Earnest Money Deposit. Upon Opening of Escrow, Buyer shall make an Earnest Money Deposit in the amount of $250,000.00 ("Earnest Money Deposit"), to be credited against the required purchase price, as set forth above, at Close of Escrow. The Earnest Money Deposit shall be non-refundable to Buyer unless (i) within fourteen (14) days after Opening of Escrow, Buyer gives notice of the termination of this Agreement, provided Buyer has not prior thereto waived this right to terminate, (ii) if the assignment of the Golf Course Lease is not approved by all Government Authority, from which such approval is required under the terms of such lease, before June 30, 1997, provided the failure to obtain such approval is not materially due to any action or inaction of Buyer, or (iii) Seller defaults under this Agreement. Upon the occurrence of any of the events described in the preceding sentence, Escrow Agent shall immediately pay the Earnest Money Deposit to Buyer, together with accrued interest, and this Agreement shall be canceled. Escrow Agent shall immediately pay the Earnest Money Deposit to Seller, and this Agreement shall be canceled (i) upon any Default by Buyer under this agreement, or (ii) if the assignment of the Golf Course Lease is not approved by all Government Authority, from which such approval is required under the terms of such lease, before June 30, 1997 due to any action or inaction of Buyer. Escrow Agent shall immediately pay the Earnest Money Deposit to Seller, without cancellation of this Agreement, upon expiration of the Due Diligence Period.

         3.3. Right to Terminate. Buyer shall have the right to terminate this Agreement by notice to Seller through the fourteenth
                  (14th) day after Opening of Escrow. Buyer may at any time waive this right to terminate by written notice to Seller, with a copy to Escrow Agent. Buyer shall take all action and furnish all documents and information reasonably necessary to obtain approval before June 30, 1997 of the assignment of the Golf Course Lease by all Government Authority from which such approval is required under the terms of such lease. Buyer shall not, prior to obtaining such approval, request modification of the Golf Course Lease. The application for approval and all costs associated therewith are the sole responsibility of Buyer; provided, however, that Seller shall execute documents and take such further action reasonably required by the applicable Government Authority to obtain approval. Seller shall be entitled to terminate this Agreement by notice to Buyer if Buyer unreasonably delays in taking any action or in furnishing any documents or information reasonably necessary to obtain Government Authority approval of the assignment of the Golf Course Lease. Buyer shall, before termination for this reason only, be entitled to written notice and a reasonable opportunity (not to exceed ten (10) days) to cure.

         3.4. Promissory Note. On or before expiration of the Due Diligence Period and upon payment of the Earnest Money Deposit to Seller under conditions not requiring the cancellation of this Agreement, as provided in PARAGRAPH 3.2, Seller shall execute and deliver to Buyer a Promissory
                  Note in the principal amount of $250,000.00 ("Promissory Note"), providing for interest thereon at the rate of seven percent (7%) per annum from the date of expiration of the Due Diligence Period until paid. The Promissory Note is intended to document Seller's obligation to refund the Earnest Money Deposit under the conditions described in PARAGRAPH 3.2 and shall be due July 1, 1997; provided, however, the Promissory Note shall be surrendered by Buyer, with no payment due thereon, if Escrow closes as provided in this Agreement.

4.       TITLE REPORT, ESCROW AND ESCROW INSTRUCTIONS.

         4.1. Title Report. Within ten (10) days from the Opening of Escrow, Seller shall, at Seller's expense, procure the Title Report, together with legible copies of all recorded documents referenced therein, by which the Title Company shall agree to issue to Buyer, upon Close of Escrow, an American Land Title Association Standard Owner's Policy Form B-1970 (Amended 10/17/70) of title insurance with respect to the Golf Course Lease and Real Property, with liability in the amount of the purchase price, insuring that Buyer's leasehold interest in the Golf Course Lease and Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer may, in Buyer's sole and absolute discretion, elect to receive an extended owner's ALTA title insurance policy in lieu of the standard owner's policy referenced above. In such event, Buyer shall be responsible to provide the survey and pay the incremental premium incident to such upgraded policy.

         4.2. Escrow Instructions. This Agreement shall also constitute escrow instructions. Seller and Buyer will deliver to Escrow Agent all documents and do or cause to be done all other things necessary, in the reasonable judgment of Escrow Agent, to enable it to comply in good faith with its obligations under this Agreement. Escrow Agent shall perform its duties faithfully, timely and in good faith according to the provisions set forth in this Agreement and at law relative to duties and obligations imposed on escrow agents. In the event any conflicting demand is made upon Escrow Agent concerning this Agreement, Seller and Buyer authorize Escrow Agent, at its election, to implead any money and documents deposited with Escrow Agent with a court of competent jurisdiction to determine the rights of Seller and Buyer. Escrow Agent's deposit of documents and funds with such court, after deducting its fee (if not previously collected by Escrow Agent), shall relieve Escrow Agent of all liability and responsibility with respect to the funds deposited with such court and Escrow Agent's acts occurring after the date of such deposit, but shall not relieve Escrow Agent of any liability or responsibility incurred prior to such date of deposit with the court.

         4.3. Indemnity of Escrow Agent. Seller and Buyer shall indemnify, defend and hold harmless Escrow Agent and Escrow Agent's shareholders, directors, officers, employees, agents, attorneys, successors and assigns, against all claims, causes of action, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, which Escrow Agent may incur or sustain in connection with this Agreement or any court action arising therefrom and shall pay the same upon demand; provided, however, that such indemnity shall not extend to any costs, damages, attorneys' fees, expenses or liabilities incurred by Escrow Agent as a result of (i) Escrow Agent's breach or default in the performance of any covenant, agreement or obligation to be performed by Escrow Agent set forth in this Agreement or (ii) Escrow Agent's negligence. The foregoing indemnity shall survive any termination of this Agreement, the Closing and the recording of the documents necessary to consummate this transaction.

         4.4. Effect of Form Escrow Instructions. If Escrow Agent requires the execution of its standard form printed escrow instructions, Buyer and Seller agree to execute same; however, such instructions shall be construed as applying only to Escrow Agent's engagement, and if there are conflicts between the terms of this Agreement and the terms of the printed escrow instructions, the terms of this Agreement shall control. The parties expressly agree that the "13-day cancellation" clause or any clause providing for a period of time after breach before the Escrow can be terminated shall be stricken from the printed form escrow instructions, and that upon a breach of this Agreement, the Escrow may be terminated and this Agreement terminated immediately by the non-breaching party as more particularly set forth herein.

5.       LIQUOR LICENSE

         5.1. Liquor License. Buyer acknowledges Buyer must apply for all approvals required by all applicable Government Authority to permit the transfer of control of the Liquor License to Buyer after the Closing Date, including but not limited to a person to person transfer application, an Applicant/Controlling Person Affidavit and/or a change of agent application and all related documents (the "Liquor License Transfer"), in accordance with the provisions of A.R.S. ss. 4-201, et seq. Seller and Buyer agree the purchase of the Property in accordance with the provisions of this Agreement shall be final as of the Closing Date, regardless of any action taken or not taken by any applicable Government Authority in regard to the Liquor License. Application for approval by all Applicable Government Authority and all costs associated therewith are the sole responsibility of Buyer; provided, however, that Seller shall execute all documents required by the applicable Government Authority, whether before or after Closing, and shall deliver the original Liquor License (or Interim Permit if Seller has not yet received the original Liquor License) to Buyer at Closing. Notwithstanding anything to the contrary herein, Seller makes no representation or warranty as to the likelihood of approval or rejection of Buyer, or of the transfer of the Liquor License, by any applicable Government Authority.

         5.2. Purported Lien on Liquor License. Buyer acknowledges that there is on file with the Arizona Department of Liquor Licenses and Control a Statement of Legal or Equitable Interest ("Statement") filed September 19, 1990 against the Liquor License, pursuant to which Louis and Kimberly Cincotta claimed a lien on or interest in the Liquor License. Seller and Buyer agree the purchase of the Property in accordance with the provisions of this Agreement shall be subject to any right, title or interest under the Statement and shall be final as of the Closing Date, regardless of any action taken in regard to the Liquor License. Notwithstanding anything to the contrary herein, Seller makes no representation or warranty as to the validity of any right, title or interest under the Statement or the likelihood of any prior claim against the Liquor License.

6.                COMPLETION OF SALE.

         6.1. Place and Date. The purchase and sale of the Property shall be completed in accordance with PARAGRAPH 11 herein (the "Closing"). The Closing shall occur through an escrow opened with the Title Company at 111 West Monroe, Phoenix, Arizona 85003, attention: Carol A. Peterson, on the earlier of (i) the first day the Recorder's Office is open for business that is two (2) or more days after the assignment of the Golf Course Lease is approved by all Government Authority from which such approval is required under the terms of such Lease, or (ii) JUNE 30, 1997 (the "Closing Date"), or at such other place or on such other date as Seller and Buyer agree in writing. Prior to the Closing Date, Seller and Buyer each shall give appropriate written instructions, consistent with this

                  Agreement, to the Title Company for the Closing in accordance with this Agreement.

         6.2. Management Agreement. On or before expiration of the Due Diligence Period and upon payment of the Earnest Money Deposit to Seller under conditions not requiring the cancellation of this Agreement, as provided in PARAGRAPH 3.2, Buyer and Seller shall execute and deliver a Management Agreement ("Management Agreement") in the form attached as EXHIBIT "G." The Management Agreement shall be terminated immediately at the option of Buyer or Seller upon any cancellation of this Agreement.

7.       TITLE TO PROPERTY.

         7.1. Golf Course Lease and Real Property. Seller shall assign all of Seller's right, title and interest in the Golf Course Lease and the Real Property by a duly executed and acknowledged Assignment in the form of EXHIBIT "B" attached hereto, free and clear of all liens, claims, encumbrances, leases, easements, restrictions, rights, covenants and conditions of any kind or nature whatsoever, except only the following exceptions (the "Permitted Exceptions"): (a) the matters described on EXHIBIT "C" attached hereto, and (b) such other matters as may be approved by Buyer, in Buyer's sole and absolute discretion, in writing on or before the Closing. Such assignment shall be "as is, where is" without warranties or representations of any kind except as provided herein. On or before the Closing, Tempe shall consent to such Assignment.

         7.2. Personal Property. Seller shall transfer title to Seller's Personal Property to Buyer, by a duly executed Bill of Sale ("Bill of Sale") in the form of EXHIBIT "D" attached hereto, free and clear of all liens, claims, encumbrances, security interests and adverse claims of any kind or nature whatsoever. Such transfer shall be "as is, where is" without any warranties or representations of any kind except as provided herein.

         7.3. Contracts and Permits. Seller shall assign to Buyer title to Seller's interests in those Contracts, if any, which Buyer has elected to assume before Close of Escrow, and the Permits by duly executed Assignment of Contracts and Permits (the "Assignment of Contracts and Permits") in the form of EXHIBIT "E" attached hereto, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever. Such assignment shall be "as is, where is" without any warranties or representations of any kind except as provided herein.

         7.4. Water Rights and Liquor License. Seller shall take all actions and sign all documents necessary to transfer all Water Rights arising out of, affecting, relating or appurtenant to the Property ("Water Rights") and the Liquor License to Buyer on or before the Closing, to the extent possible, and after the Closing if necessary. Such transfer shall be "as is, where is" without warranties or representations of any kind except as provided herein.

8.       REPRESENTATIONS AND WARRANTIES.

         8.1. Seller. The representations and warranties of Seller in this PARAGRAPH 8.1 are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations and warranties of Seller. Such representations and warranties shall survive any termination of this Agreement, the Closing and the recording of the documents necessary to consummate this transaction. Seller represents and warrants to Buyer as of the date of this Agreement as follows, and further represents that all of the following representations and warranties shall also be true as of the Closing:

                  8.1.1. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller. The person executing this Agreement on behalf of Seller is duly authorized to do so and thereby bind Seller hereto.

                  8.1.2. The Golf Course Lease is in full force and effect. The Golf Course Lease has not been amended or modified. Seller has not assigned, transferred, pledged or encumbered in any manner the Golf Course Lease or any interest thereunder.

                  8.1.3. The Golf Course Lease, the Real Property, the Personal Property, the Contracts and Permits, the Water Rights and Liquor License are, except as otherwise provided in this agreement, free and clear of all liens, claims, encumbrances, security interests and adverse claims of any kind or nature whatsoever.

                  8.1.4. The execution, delivery and performance of this Agreement does not and will not, violate, conflict with or contravene any provision of the Trust Indenture of Seller or any judgment, order, decree, writ or injunction, or any law, rule or regulation to which Seller is subject, nor result in any breach of, or constitute a default under, or require separate consent pursuant to any loan or credit agreement, lease, indenture, mortgage, deed of trust, purchase agreement, guarantee, contract or other instrument to which Seller is a party or by which Seller or any of Seller's assets are bound. This Agreement, and all documents executed or delivered in connection with the transactions contemplated hereby, each constitute legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms.

                  8.1.5. To the best of Seller's knowledge, there are no federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property which could materially restrict or change access from any such highway or road to the Property or any pending or threatened condemnation or eminent domain proceedings relating to or affecting the Property. All roads bounding the Property are public roads and the Assignment of Golf Course Lease and Landlord Consent and Estoppel is the only instrument necessary to convey to Buyer full access to and the right to use such roads freely, subject to the provisions of Arizona law relating to roads and highways, as well as to convey all rights appurtenant to the Property in such roads.

                  8.1.6. To the best of Seller's knowledge, other than in the ordinary course of operation of the Property, no release of Hazardous Substances has occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) and no violation of any Environmental Laws has occurred at the Real Property, from the date of Seller's acquisition of the Property through the date of this Agreement.

                  8.1.7. Seller has not received notice of any threatened or pending suits, legal actions or other proceedings by any governmental authority or otherwise which allege any violation by Seller of any applicable laws, rules or regulations of any federal, state or local governmental authority pertaining to the Property or Seller's use and operation thereof or which could result in a lien on or lis pendens affecting the Property, nor is Seller, to its knowledge, in violation of any applicable laws, rules or regulations with respect to the Property. Seller is involved in the following proceedings, which are directly or indirectly related to Seller's interest in the Property:

                  8.1.7.1. That certain Chapter 11 bankruptcy case involving Indian Bend Limited Partnership, a Colorado limited partnership ("Indian Bend"), as debtor, pending in the United States Bankruptcy Court for the District of Arizona (Case No. 96-12273-PHX-RTB);

                  8.1.7.2. That certain receivership action involving Seller, as plaintiff, and Indian Bend, as defendant, pending in the Superior Court of the State of Arizona, County of Maricopa (Case No. CV 96-18687); and

                  8.1.7.3. That certain action for judgment on a guaranty agreement involving Seller, as Plaintiff/Counter-defendant, and Alfred Salazar, as Defendant/Counter-claimant, pending in the District Court, County of Arapahoe, State of Colorado (Case No. 96-CV-2770, Division 5).

                  8.1.8.      Seller is not a "foreign person" as defined in
                              Section 1445 of the Internal Revenue Code of
                              1986, as amended, and the Income Tax Regulations thereunder.

                  8.1.9. Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.

         8.2. Buyer. The representations and warranties of Buyer in this PARAGRAPH 8.2 are a material inducement for Seller to enter into this Agreement. Seller would not sell the Property to Buyer without such representations and warranties of Buyer. Such representations and warranties shall survive any termination of this Agreement, the Closing and the recording of the documents necessary to consummate this transaction. Buyer represents and warrants to Seller as of the date of this Agreement as follows and further represents that the following representations and warranties shall also be true as of the Closing:

                  8.2.1. Buyer is a corporation, duly created and validly existing under the laws of the State of Delaware, and has the full corporate power and authority to execute and deliver this Agreement and to perform all covenants and agreements of Buyer hereunder. The person executing this Agreement on behalf of Buyer is duly authorized to do so and thereby bind Buyer hereto.

                  8.2.2. Buyer has the financial capability to perform its obligations hereunder, both before and after Close of Escrow, including but not limited to the ability to tender the Earnest Money Deposit and to pay when due the full amount of the purchase price for the Property.

                  8.2.3. Buyer has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.

9.       COVENANTS.

         9.1.     Seller.  Seller covenants and agrees with Buyer as follows:

                  9.1.1. Between the date of this Agreement and the Closing Date, Seller shall not execute any contracts or agreements, any additional lease or sublease affecting the Golf Course Lease or the Real Property or amend, modify, renew, extend or terminate any of the Golf Course Lease or the Contracts or Permits (other than the renewal of month-to-month Contracts or Permits) in any respect without the prior written approval of Buyer, which approval may be withheld in Buyer's sole and absolute discretion. Between the date of this Agreement and the Closing Date, Seller shall immediately give Buyer copies of all notices received by Seller asserting any breach or default under the Golf Course Lease or the Contracts or any violation of the Permits or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Golf Course Lease, the Real Property or the Personal Property. Between the date of this Agreement and the Closing Date, Seller shall keep in force the existing property insurance.

                  9.1.2. Immediately after Seller receives notice that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Environmental Laws may have occurred at the Real Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property. Seller makes no representation or warranty, and except as expressly provided in this PARAGRAPH 9.1.2, incurs no covenant or obligation to Buyer regarding any hazardous substances that may be present or any release or threatened release of hazardous substances that may have occurred in, on or under the Real Property (or any nearby real property that could migrate to the Real Property) or any violation of any Environmental Laws that may have occurred at the Real Property.

                  9.1.3. Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or based on any failure by Seller to perform all obligations of Seller in accordance with this Agreement, the Golf Course Lease and the Contracts or the Permits before the Closing Date, or any breach, default or violation by Seller (or any event by Seller or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Seller) under this Agreement, the Golf Course Lease, the Contracts or the Permits that occurs before the Closing Date, or arising out of Seller's acquisition of the Golf Course Lease and the Property from an entity that had defaulted on its obligations and had filed a Chapter 11 petition in Bankruptcy Court.

                  9.1.4. Except as otherwise provided herein, between the date of this Agreement and the Closing Date, Seller shall not in any manner sell, convey, assign, transfer, subdivide, partition, encumber or otherwise dispose of the Real Property, the Golf Course Lease, the Contracts, the Permits, the Bonds under the Trust Indenture to which Seller is a party, or any part thereof or interest therein, and Seller may sell, convey, assign, transfer or otherwise dispose of the Personal Property only in the ordinary course of business.

                  9.1.5. Seller shall indemnify, pay and hold harmless Buyer, and its respective shareholders, directors, officers, employees, agents, attorneys, successors and assigns, against all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, which any of them may incur or sustain as a result of any action or claim or cause of action or proceeding instituted by any agent, broker or finder, licensed or otherwise, claiming through, under or by reason of the conduct of Seller in connection with this Agreement.

         9.2.     Buyer.  Buyer covenants and agrees with Seller as follows:

                  9.2.1. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or based on any failure by Buyer to perform all obligations of Buyer in accordance with the Golf Course Lease, or the Contracts arising or accruing on or after the Closing Date and during Buyer's ownership of the Property or any breach, default or violation by Buyer (or any event by Buyer or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Buyer) under the Golf Course Lease or the Contracts that occurs on or after the Closing Date and during Buyer's ownership of the Property.

                  9.2.2. Buyer shall indemnify, pay and hold harmless Seller, and its respective beneficiaries, directors, officers, employees, agents, attorneys, successors and assigns, against all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, which any of them may incur or sustain as a result of any action or claim or cause of action or proceeding instituted by any agent, broker or finder, licensed or otherwise, claiming through, under or by reason of the conduct of Buyer in connection with this Agreement.

10.      CONDITIONS PRECEDENT.

         10.1. Seller. The obligations of Seller under this Agreement are subject to satisfaction of all of the conditions set forth in this PARAGRAPH 10.1. Seller may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. Unless otherwise agreed in writing, after the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant or agreement to be performed by Buyer under this Agreement or if Buyer breaches any representation or warranty made by Buyer herein. If any condition set forth in this PARAGRAPH 10.1 is not fully satisfied or waived in writing by Seller, this Agreement shall terminate, but without releasing Buyer from liability if Buyer defaults in the performance of any such covenant or agreement to be performed by Buyer or if Buyer breaches any such representation or warranty made by Buyer before such termination.

                  10.1.1. On or before the Closing Date, this Agreement and the transaction contemplated herein shall have been approved by all Government Authority from which such approval is required under the terms of the Golf Course Lease.

                  10.1.2. On the Closing Date, Buyer shall not be in default in the performance of any covenant or agreement to be performed by Buyer under this Agreement.

                  10.1.3. On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted against Buyer or Seller, which challenges the validity or legality of any of the transactions contemplated by this Agreement.

                  10.1.4. On the Closing Date, all representations and warranties made by Buyer herein shall be true and correct as if made on and as of the Closing Date.

         10.2. Buyer. The obligations of Buyer under this Agreement are subject to satisfaction of all of the conditions set forth in this PARAGRAPH 10.2. Buyer may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller or if Seller breaches any representation or warranty made by Seller herein. If any condition set forth in this PARAGRAPH 10.2 is not fully satisfied or waived in writing by Buyer, this Agreement shall terminate, but without releasing Seller from liability if Seller defaults in the performance of any such covenant or agreement to be performed by Seller or if Seller breaches any such representation or warranty made by Seller before such termination.

                  10.2.1. On or before the Closing Date, this Agreement and the transaction contemplated herein shall have been approved by all Government Authority from which such approval is required under the terms of the Golf Course Lease, including but not limited to the City of Tempe and the Flood Control District of Maricopa County Arizona.

                  10.2.2. On the Closing Date, Seller shall not be in default in the performance of any covenant or agreement to be performed by Seller under this Agreement.

                  10.2.3. On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted against Buyer or Seller, which challenges the validity or legality of any of the transactions contemplated by this Agreement.

                  10.2.4. On the Closing Date, all representations and warranties made by Seller herein shall be true and correct as if made on and as of the Closing Date.

                  10.2.5. On the Closing Date, the Title Company shall be unconditionally and irrevocably committed to issue to Buyer an American Land Title Association Standard Owner's Policy Form B-1970 (Amended 10/17/70) of title insurance with respect to the Golf Course Lease and Real Property, with liability in the amount of the purchase price, insuring that Buyer's leasehold interest in the Golf Course Lease and Real Property Parcel is vested in Buyer with no bankruptcy exception and subject only to the applicable Permitted Exceptions.

11.      CLOSING.

         11.1. Procedure. Seller and Buyer shall cause the following to occur at the Closing on the Closing Date:

                  11.1.1. The Assignment of Golf Course Lease and Landlord Consent and Estoppel, duly executed and acknowledged by Seller, and consented to by Tempe, shall be recorded in the Recorder's Office.

                  11.1.2. Seller shall on or before the Closing Date, execute and deliver to Buyer (i) a Bill of Sale for Personal Property, (ii) the Assignment of Contracts and Permits, (iii) a Certificate of Non-Foreign Status in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder in the form and substance satisfactory to Buyer, (iv) all such documents as are necessary to complete the Liquor License Transfer as contemplated in PARAGRAPHS 5.1 and 7.4 herein, and (v) such other documents as may be reasonably required by the Title Company or by this Agreement to effectuate the intent of this Agreement. Seller shall on or before the Closing Date deliver to Buyer the original Liquor License or Interim Permit.

                  11.1.3. Buyer shall on or before the Closing Date, execute and deliver to Seller, (i) the Assignment of Golf Course Lease and Landlord Consent and Estoppel, (ii) the Assignment of Contracts and Permits, and (iii) such other documents as may be reasonably required by the Title Company or by this Agreement to effectuate the intent of this Agreement.

                  11.1.4. Buyer shall on or before the Closing Date deliver to Seller the original Promissory Note marked "Canceled."

                  11.1.5. Buyer shall pay to Seller the total purchase price for the Property in accordance with this Agreement.

                  11.1.6. The Title Company shall be unconditionally committed to issue to Buyer the title insurance policy described herein, and shall promptly after Close of Escrow issue such title insurance policy to Buyer.

                  11.1.7. The Title Company shall file any information return for the sale of the Property required by
                              Section 6045 of the Internal Revenue Code of
                              1986, as amended, and the Income Tax Regulations thereunder. Escrow Agent shall indemnify, defend, pay and hold harmless Buyer, Seller and their respective managers, shareholders, directors, officers, employees, agents, brokers, attorneys, successors and assigns, from and against any claims, demands, liabilities, losses, damages, penalties, costs and expenses, including reasonable attorneys' fees and disbursements, resulting from Escrow Agent's failure to file the reports, if any, Escrow Agent is required to file pursuant to this paragraph.

         11.2. Possession. Seller shall transfer possession of the Real Property and the Personal Property to Buyer on the Closing Date. If not previously delivered to Buyer, Seller shall deliver originals of the documents described in PARAGRAPH 7, all files, correspondence, maintenance records and operating manuals relating to the Real Property, and all keys (properly tagged or identified) to the Real Property to Buyer on the Closing Date. The originals of such documents and such keys shall become the property of Buyer on the Closing Date.

         11.3. Closing Costs. All fees, charges or expenses incidental to the sale, transfer and assignment of the Property to Buyer shall be paid according to the customs of real estate transactions in Maricopa County, Arizona.

         11.4. Prorations. All rents payable by Seller under the Golf Course Lease, taxes, assessments, utilities, maintenance charges and similar expenses of the Property, to be determined using the accrual method of accounting, shall be prorated between Seller and Buyer as of the Effective Date and, to the extent of information then available, such prorations shall be made at the Closing. Seller and Buyer shall use their best efforts prior to the Closing Date to prepare a schedule of prorations covering as many items to be prorated as practicable so such prorations can be made at the Closing. Such prorations shall be adjusted, if necessary, and completed after the Closing as soon as final information becomes available. Seller and Buyer agree to cooperate and to use their best efforts to complete such prorations no later than thirty (30) days after the Closing Date, except for any annual reconciliation of expense reimbursements payable by the tenant under the Golf Course Lease, which cannot be completed until the final accounting for the year has been prepared. Monthly income and expense items shall be prorated on the basis of a thirty (30) day month. Such income and expenses of the Property for the period before the Effective Date shall be for the account of Seller and such income and expenses for the period on and after the Effective Date shall be for the account of Buyer. Seller shall pay all taxes, assessments, invoices for goods furnished or services supplied, and other expenses relating to the Property that are allocable to the period before the Effective Date. The net adjustment of all prorations pursuant to this PARAGRAPH 11.4 shall be paid by the party owing the same to the other in cash or by certified or official bank check or wire transfer at the Closing. The expenses and liabilities for which Seller shall be liable pursuant to this PARAGRAPH 11.4 shall be a retained liability of Seller and the expenses and liabilities of the Buyer shall be an assumed liability of the Buyer.

         11.5. Adjustments. The total purchase price for the Property shall be adjusted upward in the amount of the net operating income of the Property (exclusive of income taxes, depreciation and other similar non-operating expenses) from the Effective Date through the Closing Date.

12. ASSIGNMENT. Buyer may not assign its rights under this Agreement without Seller's prior written consent.

13. CASUALTY DAMAGE, EMINENT DOMAIN AND RISK OF LOSS. If on or before the Closing Date, the improvements on the Real Property or any part thereof are damaged by any casualty, or if proceedings are commenced for the taking by exercise of the power of eminent domain of all or any portion of the Property, which, as reasonably determined by Buyer, would render such Property unacceptable to Buyer or unsuitable for Buyer's intended use, Buyer shall have the right, by giving notice to Seller before the

         Closing, to terminate this Agreement, in which event this Agreement shall terminate and the Promissory Note.

14.      GENERAL.

         14.1. Time of Essence; Force Majeure. Time is of the essence in the performance of each and every obligation under this Agreement; provided, however, time for performance of such obligations by the parties shall be extended and such parties shall not be deemed to be in default when delays are due to an act of God, fire, earthquake, flood, explosion, action of the elements, invasions, insurrection, riot, mob violence, strikes, lockouts, condemnation, acts of other parties, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the party seeking the protection of this provision or any other cause expressly set forth in this document. A lack of funds or inability to obtain funds shall not be included in the definition of force majeure events. An extension of time pursuant to this provision shall only be for the period of the force majeure event, which period shall commence to run from time of commencement of the cause and shall continue until the event causing the force majeure event has been completely cured or resolved sufficiently to enable full performance to be resumed without interference.

         14.2. Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and either mailed by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier or air express service) to the party at the address set forth in this PARAGRAPH 14.2 or such other address as such party may designate by notice to the other party. Such notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of hand delivery if hand delivered. If any such notice or communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

                  14.2.1. The address of Seller is: LaSalle National Bank, Trust Department, 135 South LaSalle Street, Chicago, Illinois 60603-3499, Attention, Sarah
                              H. Webb, Group Vice President, with a copy to:
                              Mohr, Hackett, Pederson, Blakley, Randolph &
                              Haga, P.C., 2800 North Central Avenue, Suite
                              1100, Phoenix, Arizona 85004-1043, Attention:
                              Gregory W. Falls, Esq.

                  14.2.2. The address of Buyer is: Tempe Family Golf Centers, Inc., 225 Broadhollow Road, Melville, New York 11747, with a copy to: Family

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

                  Golf Centers, Inc., 225 Broadhollow Road, Melville, New York 11747, Attention: General Counsel.

         14.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

         14.4. Survival. This Agreement shall constitute the continuing obligations between the parties and, except as otherwise set forth herein, shall be binding insofar as applicable beyond the Closing referred to herein and transfer of ownership of the Property.

         14.5. Construction. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement. The captions and headings in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

         14.6. Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "person" includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

         14.7. Further Assurances. From and after the date of this Agreement, Seller and Buyer agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement.

         14.8. Partial Invalidity; Severability. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision.

         14.9. Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other

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

                  provision of this Agreement or any other or subsequent breach of this Agreement.

         14.10. Third Party Beneficiaries. There are no third party beneficiaries to this Agreement. None of the provisions of this Agreement shall inure to the benefit of any person other than the signatory parties hereto and their respective successors and assigns, or be deemed to create any rights, benefits or privileges in favor of any person except the signatory parties hereto and their respective successors and assigns.

         14.11. Miscellaneous. The Exhibits attached to this Agreement are made a part of this Agreement. This Agreement shall benefit and bind Seller and Buyer and their respective personal representatives, heirs, successors and assigns. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written instrument signed by Seller and Buyer. This Agreement constitutes the entire and integrated agreement between Seller and Buyer relating to the purchase and sale of the Property and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the purchase and sale of the Property.



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



IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first hereinabove written.

                       SELLER:

                       LASALLE NATIONAL BANK, a national banking association, as trustee under that certain Trust Indenture dated as of February 20, 1990



                       By ___________________________________
                          Sarah H. Webb
                          Its Group Vice President

                       BUYER:

                       TEMPE FAMILY GOLF CENTERS, INC., A DELAWARE
                       CORPORATION,



                       By ___________________________________

                          Its _____________________________



                            ESCROW AGENT ACCEPTANCE

     The foregoing PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS are accepted by Escrow Agent, and Escrow is opened as of March ___, 1997. The Escrow Number is
__________________________.

                       FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation




                       By ___________________________________

                          Its _____________________________
                              Authorized Agent


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